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                                                                     EXHIBIT 5.1

                           AXELROD, SMITH & KIRSHBAUM
                  AN ASSOCIATION OF PROFESSIONAL CORPORATIONS
                                ATTORNEYS AT LAW
                         5300 MEMORIAL DRIVE, SUITE 700
                           HOUSTON, TEXAS 77007-8292

Robert D. Axelrod
Paul D. Smith                                           Telephone (713) 861-1996
Daniel R. Kirshbaum                                     Facsimile (713) 552-0202

                                 April 8, 1998

James S. Percell, President
Environmental Safeguards, Inc.
2600 South Loop West, Suite 645
Houston, Texas 77054

Dear Mr. Percell:

     As counsel for Environmental Safeguards, Inc., a Nevada corporation ("Company"), you have requested our firm to render this opinion in connection with the Registration Statement of the Company on Form S-3 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission relating to the resale of 6,582,505 shares of common stock, par value $.001 per share (the "Common Stock") by certain security holders of the Company. Of these, 333,400 shares of Common Stock are currently outstanding shares of the Company's Common Stock owned by certain security holders of the Company in connection with a September, 1996 private placement. The Registration Statement also relates to the registration of the issuance of up to 4,478,564 shares of common stock, par value $.001 per share (the "Common Stock"), consisting of (i) 3,771,422 shares of Common Stock underlying 3,771,422 shares of Series B Convertible Preferred Stock (the "Preferred Stock"), and, (ii) 707,142 shares of Common Stock underlying 707,142 Warrants (the " Warrants"). Further, the Registration Statement also relates to the post-effective registration amendment for shares of common stock, par value $.001 per share (the "Common Stock") which were originally registered pursuant to Form SB-2 effective with the Commission on February 11, 1997, of which 1,770,541 shares of common stock are the subject of the post-effective amendment.

     We are familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

     Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and

          2. The shares of Common Stock to be resold are validly authorized, validly issued, fully paid and nonassessable.
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          3. The shares of Common Stock underlying the Preferred Stock to be issued upon the conversion of such Preferred Stock are validly authorized and, upon conversion of the shares of Preferred Stock, in accordance with their terms, will be validly issued, fully paid and nonassessable.

          4. The shares of Common Stock underlying the Warrants to be issued upon exercise of such Warrants are validly authorized and, upon exercise of the Warrants in accordance with their terms, and when fully paid for, will be validly issued, fully paid and nonassessable.

     We consent to the to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to Axelrod, Smith, & Kirshbaum under the heading "Exhibits -- Opinion."

                                            Very truly yours,

                                             /s/ AXELROD, SMITH, & KIRSHBAUM

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